UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2013

SURGE GLOBAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75-153 Merle Drive Suite B
 Palm Desert, CA 92211

(Address of principal executive offices, zip code)

1-800-284-3898

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 5.01 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS:

(b) On August 15, 2013, Carol A. Fitzgerald resigned as Secretary of Surge Global Energy, Inc. (“Surge”). The resignation was not the result of any disagreement with Surge on any matter relating to Surge’s operations, policies or practices. Surge thanks her for her commitment and contributions to the Company with only the best wishes in the future.

ITEM 8.01 OTHER EVENTS:

On August 19, 2013, Surge issued a press release announcing the Company’s establishment of an office in Miami Florida at 1110 Brickell Avenue, Suite 317, Miami, Florida 33133 for International Operations and the appointment of Alberto Bellorin as a Vice President for Capital Funding & Finance and NancyProaño in a position of Director Corporate Development.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS:

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release of Surge Global Energy, Inc., dated August 19, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC.,
a Delaware corporation

Date: August 19, 2013	By:	/s/ E. Jamie Schloss
E. Jamie Schloss
Chief Financial Officer

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